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                                                                    EXHIBIT 10.6

                                LICENSE AGREEMENT
                                -----------------

     THIS LICENSE AGREEMENT ("License") is made on this 12th day of November, 1999, by and between GHA MANAGEMENT CORPORATION, a New York corporation (hereinafter called "Licensor"), and ANTIGENICS INC., a Delaware corporation and its affiliates, including but not limited to ANTIGENICS, LLC (hereinafter collectively referred to as "Licensee").

     Reference is made to a Lease dated December 6, 1995, between Licensor, as Tenant, and Rockefeller Center Properties, as Landlord, as amended pursuant to that certain First Amendment to Lease dated October 23, 1996 by and between RCPI Trust as successor to Rockefeller Center Properties (hereinafter called "Landlord") for space on the 9th floor and 21st floor of the building (hereinafter "Building") known as 630 Fifth Avenue (hereinafter "Premises"), and comprising a part of Rockefeller Center, in the Borough of Manhattan, New York, N.Y., as more particularly described in the Lease (the Lease and the First Amendment thereto are hereinafter collectively referred to as the "Lease").

     WHEREAS, the Licensor and Licensee have agreed that Licensor will license to Licensee the Premises consisting of approximately ninety-six percent (96%) of the rentable square footage described in the Lease ("Licensed Premises") and more particularly described in EXHIBIT A attached hereto and made a part hereof; and

     WHEREAS, the Lease provides that Licensor may enter into license agreements with Licensee, without Landlord's consent, pursuant to which Licensee may occupy the Licensed Premises for general office use.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and for the mutual covenants contained herein, the parties agree as follows.

     1. LICENSE; COMMENCEMENT DATE. Licensor licenses to Licensee, and Licensee licenses from Licensor, the Licensed Premises, for the term commencing at noon on November 12, 1999 ("Commencement Date").

     2. EXPIRATION DATE. This License shall expire on the date specified as the expiration date by the Lease.

     3. CONDITION OF THE SUBLEASED PREMISES. The Licensed Premises are licensed to Licensee in their condition on the date hereof and Licensor has made no representations, warranties or promises with respect to the Licensed Premises or the suitability thereof for the uses contemplated by this License. Licensee agrees to accept possession of the Licensed Premises on the Commencement Date "as is," in the same condition as it is on the date hereof.


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     4.   PAYMENT FOR LICENSE. Licensee shall pay Licensor ninety-six percent
(96%) of the total rent payable under the Lease ("License Payment"). The License Payment shall be drawn on a U.S. bank, payable in advance in equal monthly installments on the Commencement Date and thereafter on the first day of each calendar month in advance. The License Payment shall be prorated for any partial month at the beginning of the License Term. The License Payment shall be payable without demand, notice, set-off, or counterclaim at Licensor's address set forth above or at such other places as may be set forth in notices, from time to time, from Licensor to Licensee.

     5. USE. The Licensee shall use the Licensed Premises only for the uses permitted by the Lease.

     6. SUBORDINATE TO LEASE. This License and all of its terms, covenants, representations, warranties, agreements and conditions are in all respects subject and subordinate to the Lease, which Lease has been submitted to and examined by Licensee.

     7. LICENSEE OBLIGATIONS UNDER LEASE. For so long as the Lease remains in full force and effect, Licensee agrees to perform, fulfill, and observe all of the covenants, agreements, obligations, conditions, representations, warranties, terms and provisions imposed upon Licensor as Tenant of the Licensed Premises under the Lease except for the amount of the License Payment which shall be governed by this License.

     8. TERMINATION. This License shall terminate upon the termination of the Lease for any reason whatsoever, without any liability therefor on the part of Licensor to Licensee with the same force and effect as if the date of such termination had been provided expressly in this License as the day of the expiration hereof. In the event of such termination or expiration of this License, Licensee shall remove any and all personal property contained in the Licensed Premises and surrender possession of the Licensed Premises in the same condition as the condition on the Commencement Date on or before the Expiration Date.

     9. BROKERAGE REPRESENTATIONS. Licensor represents and warrants that it has not dealt with any broker in connection with this License and will indemnify and hold harmless Licensee from and against any loss or expense suffered by Licensee as a result of such dealings with any broker. Licensee represents and warrants that it has not dealt with any broker in connection with this License and will indemnify and hold harmless each of Licensor from and against any loss and expenses suffered by either of them as a result of such dealings with any broker.

     10. NOTICES. Any notice required hereunder shall be deemed to have been given if delivered Certified Mail, Return Receipt Requested, or by overnight courier such as Federal Express, to:

          If to Landlord:               RCPI Trust
                                        c/o Tishman Speyer Properties, L.P.
                                        45 Rockefeller Plaza
                                        New York, New York 10111


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          If to Licensor:               GHA Management Corporation
                                        630 Fifth Avenue
                                        New York, New York 10111
                                        Attention:  Garo Armen

          With a copy to:               Palmer & Dodge LLP
                                        One Beacon Street
                                        Boston, Massachusetts 02108
                                        Attention:  Michael Lytton

          If to Licensee:               Antigenics Inc.
                                        630 Fifth Avenue
                                        New York, NY  10111
                                        Attention:  Garo Armen

          Any party may change its address for notice by notifying the other parties as aforesaid.

     11. ENTIRE AGREEMENT. All prior understandings and agreements between the parties are merged within this License, which alone fully and completely sets forth the understanding of the parties, and this License may not be changed or terminated orally or in any manner other than by an agreement in writing and signed by the party against whom enforcement of the change or termination is sought.

     12. BINDING EFFECT. The covenants and agreements herein contained shall bind and inure to the benefit of Licensor and Licensee and their respective successors and assigns.

     13. GOVERNING LAW. The License and all rights and remedies thereunder shall be governed by the law of the State of New York.


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     IN WITNESS WHEREOF the parties hereto set their hands and seals this 12th day of November, 1999.

                                        LICENSOR:

ATTEST:                                 GHA MANAGEMENT CORPORATION


/s/  Jeffrey Rona                       By:    /s/  Garo Armen
----------------------------               -----------------------------------
                                                Garo Armen, Ph.D.
                                                Chief Executive Officer

                                        LICENSEE:
ATTEST:                                 ANTIGENICS INC.


/s/  Jeffrey Rona                       By: /s/  Garo Armen
----------------------------               -----------------------------------
                                                Garo Armen, Ph.D.
                                                Chief Executive Officer


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                                    EXHIBIT A
                                    ---------

                                LICENSED PREMISES
                                -----------------